Exhibit 99.2

Erie Indemnity Company
Statements of Operations
(dollars in thousands, except per share data)

	Three months ended December 31,		Twelve months ended December 31,
	2015	2014	2015	2014
	(Unaudited)
Operating revenue
Management fee revenue, net	$348,885	$329,382	$1,475,511	$1,376,190
Service agreement revenue	7,495	7,874	29,997	30,929
Total operating revenue	356,380	337,256	1,505,508	1,407,119

Operating expenses
Commissions	206,691	195,499	847,880	783,017
Salaries and employee benefits	55,998	53,417	226,713	206,690
All other operating expenses	51,852	52,927	198,374	194,565
Total operating expenses	314,541	301,843	1,272,967	1,184,272
Net revenue from operations	41,839	35,413	232,541	222,847

Investment income
Net investment income	4,469	4,312	17,791	16,536
Net realized gains (losses) on investments	617	(237)	492	1,057
Net impairment losses recognized in earnings	(923)	0	(1,558)	(105)
Equity in earnings (losses) of limited partnerships	81	(1,733)	16,983	10,929
Total investment income	4,244	2,342	33,708	28,417
Income before income taxes	46,083	37,755	266,249	251,264
Income tax expense	15,950	12,459	91,571	83,759
Net income	$30,133	$25,296	$174,678	$167,505

Earnings Per Share
Net income per share
Class A common stock – basic	$0.65	$0.54	$3.75	$3.59
Class A common stock – diluted	$0.57	$0.48	$3.33	$3.18
Class B common stock – basic	$97	$81	$563	$539
Class B common stock – diluted	$97	$81	$562	$538

Weighted average shares outstanding – Basic
Class A common stock	46,179,559	46,189,068	46,186,671	46,247,876
Class B common stock	2,542	2,542	2,542	2,542

Weighted average shares outstanding – Diluted
Class A common stock	52,506,600	52,601,010	52,498,811	52,616,234
Class B common stock	2,542	2,542	2,542	2,542

Dividends declared per share
Class A common stock	$0.730	$0.681	$2.773	$2.586
Class B common stock	$109.50	$102.15	$415.95	$387.90

Erie Indemnity Company
Reconciliation of Operating Income to Net Income

Reconciliation of operating income to net income

We disclose operating income, a non-GAAP financial measure, to enhance our investors’ understanding of our performance.  Our method of calculating this measure may differ from those used by other companies, and therefore comparability may be limited.

We define operating income as net income excluding realized capital gains and losses, impairment losses, and related federal income taxes.

We use operating income to evaluate the results of our operations.  It reveals trends that may be obscured by the net effects of realized capital gains and losses including impairment losses.  Realized capital gains and losses, including impairment losses, may vary significantly between periods and are generally driven by business decisions and economic developments such as capital market conditions which are not related to our ongoing operations.  We are aware that the price to earnings multiple commonly used by investors as a forward-looking valuation technique uses operating income as the denominator.  Operating income should not be considered as a substitute for net income prepared in accordance with U.S. generally accepted accounting principles (“GAAP”) and does not reflect our overall profitability.

The following table reconciles operating income and net income for the years ended December 31:

	Three months ended December 31,		Twelve months ended December 31,
(in thousands, except per share data)	2015	2014	2015	2014
	(Unaudited)
Operating income	$30,332	$25,449	$175,371	$166,886
Net realized (losses) gains and impairments on investments	(306)	(237)	(1,066)	952
Income tax benefit (expense)	107	84	373	(333)
Realized (losses) gains and impairments, net of income taxes	(199)	(153)	(693)	619
Net income	$30,133	$25,296	$174,678	$167,505

Per Class A common share-diluted:
Operating income	$0.58	$0.48	$3.34	$3.17
Net realized (losses) gains and impairments on investments	(0.01)	0.00	(0.02)	0.02
Income tax benefit (expense)	0.00	0.00	0.01	(0.01)
Realized (losses) gains and impairments, net of income taxes	(0.01)	0.00	(0.01)	0.01
Net income	$0.57	$0.48	$3.33	$3.18

Erie Indemnity Company
Statements of Financial Position
(in thousands)

	December 31, 2015	December 31, 2014
Assets
Current assets:
Cash and cash equivalents	$182,889	$91,747
Short-term investments	62,067	63,278
Receivables from Erie Insurance Exchange and affiliates	348,055	335,220
Prepaid expenses and other current assets	24,697	26,020
Federal income taxes recoverable	11,947	11,448
Accrued investment income	5,491	5,538
Total current assets	635,146	533,251

Available-for-sale securities	537,874	526,492
Limited partnership investments	88,535	112,617
Fixed assets, net	59,087	62,991
Deferred income taxes, net	40,686	37,321
Note receivable from Erie Family Life Insurance Company	25,000	25,000
Other assets	20,968	21,526
Total assets	$1,407,296	$1,319,198

Liabilities and shareholders' equity
Current liabilities:
Commissions payable	$195,542	$189,918
Agent bonuses	106,752	88,228
Accrued expenses and other current liabilities	42,006	39,560
Accounts payable	46,526	35,844
Dividends payable	33,996	31,714
Deferred executive compensation	20,877	14,891
Total current liabilities	445,699	400,155

Defined benefit pension plan	172,700	188,820
Employee benefit obligations	1,234	1,889
Deferred executive compensation	16,580	24,087
Other long-term liabilities	1,580	1,113
Total liabilities	637,793	616,064

Shareholders’ equity	769,503	703,134
Total liabilities and shareholders’ equity	$1,407,296	$1,319,198

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